Exhibit 10.7

EXECUTION VERSION

FIRST LIEN TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT,

dated as of November 15, 2012,

among

SF CC INTERMEDIATE HOLDINGS, INC.,
as Parent and initial Borrower,

each Subsidiary of Parent
identified herein,

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent

Reference is made to each of (i) the ABL/Term Loan Intercreditor Agreement, dated as of November 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL/Term Loan Intercreditor Agreement”) among Morgan Stanley Senior Funding Inc. as the collateral agent under the First Lien Term Loan Credit Agreement (the “Collateral Agent”), Morgan Stanley Senior Funding, Inc., as collateral agent under the Second Lien Term Loan Credit Agreement, Bank of America, N.A., as collateral agent under the Revolving Credit Agreement, Parent, the Borrower and the other Subsidiary Loan Parties and (ii) the Term Loan Intercreditor Agreement, dated as of November 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Intercreditor Agreement” and, together with the ABL/Term Loan Intercreditor Agreement, the “Intercreditor Agreements”) among the Collateral Agent, Morgan Stanley Senior Funding, Inc., as collateral agent under the Second Lien Term Loan Credit Agreement, Parent, the Borrower, and the other Subsidiary Loan Parties.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the secured parties hereunder, pursuant to this First Lien Term Loan Guarantee and Collateral Agreement (this “Agreement”) and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreements and this Agreement regarding the relative priorities of the liens granted to the ABL Collateral Agent, the First Lien Term Loan Collateral Agent and the Second Lien Term Loan Collateral Agent in the collateral, the provisions of the Intercreditor Agreements shall govern and control.

i

Section 7.14.	Jurisdiction; Consent to Service of Process	33

Section 7.15.	Termination or Release	34

Section 7.16.	Additional Subsidiaries	35

Schedules

Schedule I                                       Subsidiary Loan Parties
Schedule II                                  Pledged Stock; Debt Securities
Schedule III                             Intellectual Property
Schedule IV                              Filing Jurisdictions
Schedule V                                   Commercial Tort Claims
Schedule VI                              Matters Relating to Accounts and Inventory

Exhibits

Exhibit I                                                 Form of Supplement to the Guarantee and Collateral Agreement

GUARANTEE AND COLLATERAL AGREEMENT dated as of November 15, 2012 (this “Agreement”), among SF CC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Parent”, and prior to the Contribution, the “Initial Borrower”), Smart & Final Stores LLC, a California limited liability company, (from and after the Contribution, and together with the Initial Borrower, the “Borrower”), each other Subsidiary of Parent identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Loan Party”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the First Lien Term Loan Credit Agreement dated as of November 15, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Parent, as the initial borrower, Smart & Final Inc., as borrower holdco, the lenders party thereto from time to time (the “Lenders”) and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  Parent directly or indirectly, owns 100% of the equity interests of the borrower and the Subsidiary Loan Parties are Subsidiaries of the Borrower and the Loan Parties, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                          Credit Agreement.  (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.  All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b)                                 The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02.                          Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral Agent” shall mean Bank of America, N.A., as collateral agent under the Term Loan Credit Agreement, and any successor thereto.

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement as in effect on the date hereof.

“ABL/Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of November 15, 2012, among the Collateral Agent, the ABL Collateral Agent, the Second Lien Term Loan Collateral Agent and the Pledgors.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Collateral” shall mean the collective reference to Article 9 Collateral and Pledged Collateral.

“Common Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Control Agreement” shall mean a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Collateral Agent with “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Copyright License or otherwise): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of ABL Priority Claims” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Excluded Assets” shall have the meaning assigned to such term in Section 4.01.

“Excluded Equity Interests” shall have the meaning assigned to such term in Section 3.01.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.03.

“Guarantors” shall mean Parent (after the Contribution) and the Subsidiary Loan Parties.

“Intellectual Property” shall mean all intellectual property of every kind and nature which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information or know-how.

“Intellectual Property Security Agreement” shall mean a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Collateral Agent.

“IP Agreements” shall mean all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall have the meaning assigned to such term in the Credit Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license) and all rights of any Pledgor under any such agreement.

“Patents” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Patent License or otherwise): (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” shall have the meaning assigned to such term in the Credit Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean Parent, the Borrower and each Subsidiary Loan Party.

“Second Lien Collateral Agent” shall mean Morgan Stanley Senior Funding, Inc., as collateral agent under the Second Lien Term Loan Credit Agreement, and any successor thereto.

“Secured Parties” shall mean (a) the Lenders, (b) the Agents, (c) the Cash Management Banks, (d) the Qualified Counterparties, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and permitted assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Loan Party” shall have the meaning assigned to such term in the preliminary statement of this Agreement and any other person that is required to become a Subsidiary Loan Party pursuant to Section 7.16.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Trademark License or otherwise): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051,

unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

ARTICLE II

GUARANTEE

Section 2.01.                          Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Collateral Agent for the ratable benefit of the Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02.                          Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Loan Party or any other person.

Section 2.03.                          No Limitations, Etc.  (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance).  Without limiting the generality of the foregoing, except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i)                                     the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)                                  any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii)                               the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Party for the Obligations;

(iv)                              any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v)                                 any illegality, lack of validity or enforceability of any Obligation;

(vi)                              any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy or reorganization of any Loan Party;

(vii)                           the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrower, the Collateral Agent, any other Secured Party or any other person, whether in connection herewith, the other Loan Documents or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(viii)                        any action permitted or authorized hereunder; or

(ix)                              any other circumstance (including any statute of limitations) or any act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of the Obligations).

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)                                 To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than, after all Commitments have been terminated, the payment in full in cash or immediately available funds of all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted).  The Collateral Agent and the other Secured Parties may exercise any right or remedy available to them against any other Loan Party pursuant to this Agreement or the other Loan Documents, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that after giving effect thereto all Obligations have been terminated and paid in full (other than contingent indemnity or expense reimbursement obligations that are not yet due and payable and for which no claim has been made).  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

Section 2.04.                          Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, if, at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05.                          Agreement To Pay; Contribution; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, subject to Section 2.07, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Obligations constituting Loans or other advances made to or reimbursement obligations owed by another Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the discharge of Obligations.  As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower, any other Loan Party or any other

Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06.                          Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.                          Maximum Liability.  Each Guarantor, and by its acceptance of this guarantee, each Agent and each other Secured Party hereby confirms that it is the intention of all such persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S.  Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Agents, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

Section 2.08.                          Taxes.  Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made free and clear of and without deduction for, any Indemnified Taxes or Other Taxes provided that if a Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Collateral Agent or any Secured Party, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  The provisions of Section 2.15 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01.                          Pledge.  As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a)(i) the Equity Interests directly owned by it (including those Equity Interests listed on Schedule II) and (ii) any other Equity Interests obtained in the future by such Pledgor and, in each case, the certificates representing all such Equity Interests (the foregoing clauses (i) and (ii), collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include:

(A) (1) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary that is (x) a CFC or (y) any “first tier” Qualified CFC Holding Company directly owned by a Pledgor or (2) any of the issued and outstanding Equity Interests of (x) any Foreign Subsidiary that is a CFC and that is not a “first tier” Foreign Subsidiary of a Pledgor, (y) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (z) any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Loan Party,

(B) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, nominee shares or similar shares which are required by Law to be held by persons other than the Pledgors, such qualifying shares, nominee shares or similar shares held by Persons other than Pledgors,

(C) any Equity Interests of any person (other than a Wholly-Owned Domestic Subsidiary that is directly owned by a Pledgor), to the extent restricted or not permitted by the terms of such person’s organizational documents or other agreements with holders of such Equity Interests (so long as such prohibition did not arise as part of the acquisition or formation of such person or in anticipation of the Credit Agreement and other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect,

(D) any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable Law, including any requirement to obtain consent of any Governmental Authority (other than to the extent such prohibition would be rendered ineffective under the UCC or any other applicable Law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect,

(E) any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder would result in (1) material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar Law or regulation in any applicable jurisdiction) or (2) material adverse regulatory consequences, in each case as reasonably determined by the Borrower and with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned),

(F) any margin stock,

(G) any Equity Interests that the Borrower and the Collateral Agent shall have agreed in writing to treat as Excluded Equity Interests for purposes hereof on account of the cost, difficulty, burden or consequences of pledging such Equity Interests hereunder being excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby,

(H) any Equity Interests in captive insurance subsidiaries, special purpose entities identified in writing at any time by the Borrower to the Collateral Agent and not-for-profit subsidiaries,

(I) any Equity Interests in an Unrestricted Subsidiary (any Equity Interests excluded pursuant to clauses (A) through (H) above, the “Excluded Equity Interests”), and

(b)(i) the promissory notes and any instruments evidencing Indebtedness owned by it as of the Closing Date (including those listed opposite the name of such Pledgor on Schedule II) and (ii) any promissory notes and instruments and any Indebtedness in the future issued to such Pledgor having, an aggregate principal amount in excess of $5.0 million) (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt Securities”), in each case including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt Securities (except to the extent otherwise excluded from the Collateral pursuant to this Agreement), but excluding (1) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Parent and its Subsidiaries or (2) to the extent the pledge of such promissory note or instrument would violate applicable law (after giving effect to the relevant anti-assignment provisions of the Uniform Commercial Code), (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth and in each case subject to the last paragraph of Article IV of the Credit Agreement and the Collateral and Guarantee Requirement.

Section 3.02.                          Delivery of the Pledged Collateral.  (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b)                                 Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Parent, the Borrower and the other Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to the terms hereof.  To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon a Specified Event of Default unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c)                                  Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Administrative Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03.                          Representations, Warranties and Covenants.  Each Pledgor represents, warrants and covenants to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a)                                 Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock, in each case as of the Closing Date and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged in order to satisfy the Collateral and Guarantee Requirement on the Closing Date;

(b)                                 the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a subsidiary of Parent or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a subsidiary of Parent or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c)                                  except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d)                                 other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)                                  each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)                                   other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)                                  as of the Closing Date, this Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described herein and proceeds thereof.

(h)                                 as of the Closing Date, none of the Equity Interests in limited liability companies or partnerships that are pledged by the Pledgors hereunder constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction; and

(i)                                     the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered reasonable prior written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected, first priority security interest, subject to the relative priorities set forth in the ABL/Term Loan Intercreditor Agreement.

Section 3.04.                          Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.  If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.  Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 3.05.                          Voting Rights; Dividends and Interest, Etc.  (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder:

(i)                                     Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)                                  The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)                               Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any noncash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b)                                 Upon the occurrence and during the continuance of an Event of Default and after written notice by the Administrative Agent to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v)of Section 6.06(b) of the Credit Agreement.  All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) subject to the Intercreditor Agreements shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have given written notice to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (subject to the ABL/Term Loan Intercreditor Agreement); provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all

Events of Default have been cured or waived, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.                          Security Interest.  (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all cash and Deposit Accounts;

(iv)                              all Documents;

(v)                                 all Equipment;

(vi)                              all General Intangibles;

(vii)                           all Instruments;

(viii)                        all Inventory;

(ix)                              all Investment Property;

(x)                                 all Letter of Credit Rights;

(xi)                              all Intellectual Property;

(xii)                           all Commercial Tort Claims, including, without limitation, those described on Schedule V hereto;

(xiii)                     (1) Securities Accounts, (2) Investment Property credited to Securities Accounts or Deposit Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in any Securities Account or Deposit Account and (4) all other Money in the possession of the Collateral Agent;

(xiv)                       all books and Records pertaining to the Article 9 Collateral; and

(xv)                          all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle or any other property covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any Excluded Equity Interests, (c) any Letter of Credit Rights, except to the extent a security interest therein can be perfected by the filing of Uniform Commercial Code financing statements, and to the extent such Pledgor is not required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (d) any Pledgor’s right, title or interest in any lease, license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than such Pledgor), such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity), (e) assets to the extent the granting of a security interest therein would be prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority), (f)(i) payroll and other employee wage and benefit accounts, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow accounts and (iv) fiduciary or other trust accounts, and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in such account, (g) any Commercial Tort Claim with a value not in excess of $5.0 million, as determined in good faith by the Borrower, (h) any governmental licenses or State or local franchises, charters or authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition or restriction, (i) assets if the granting of a security interest therein would result in (i) material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) or (ii) material adverse regulatory consequences, in each case as reasonably determined by the Borrower and with the consent of the Collateral Agent (which consent will not to be unreasonably withheld, delayed or conditioned) (j) those assets as to which the Collateral Agent and the Borrower reasonably agree, in writing, that any of the cost, difficulty, burden or consequences of obtaining or perfecting such a security interest are excessive in relation to the benefit to the Lenders of the security to be afforded thereby and (k) any United States “intent to use” trademark application or intent-to-use service mark application filed pursuant to Section 1(b) of the Lanham Act, to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Pledgor’s right, title or interest therein or any trademark or service mark issues as a result of such application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral; (l) any assets and proceeds thereof subject to a Capital Lease Obligations or a purchase money lien permitted by Section 6.02(i) of the Credit Agreement to the extent the documents providing for such Capital Lease Obligation or purchase money lien do not permit such assets and proceeds thereof to the pledged to the Collateral Agent and (m) any assets acquired after the date hereof subject to a Lien permitted by Section 6.02(c) of the Credit Agreement that existed on such assets at the time of the acquisition thereof and was not incurred in contemplation of such acquisition so long as the documents providing for such Lien do not permit such assets to be pledged to the Collateral Agent, (the assets described in clauses (a) through (m) above, collectively, the “Excluded Assets”); provided that such exclusions shall not apply to the proceeds of any of the foregoing property.

(b)                                 Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral (including all Article 9 Collateral consisting of Pledged Collateral) or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets”, whether now owned or hereafter acquired, or words of similar effect.  Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party.  Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.

(c)                                  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d)                                 Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, (i) no perfection steps shall be required by any means other than (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Pledgor, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office of the Intellectual Property Security Agreement, (C) delivery of Collateral consisting of instruments, notes and debt securities in a principal amount in excess of $5.0 million; provided that such delivery shall not be required with respect to (1) instruments, notes and debt securities that are promptly deposited into an investment or securities account, (2) checks received in the ordinary course of business and (3) notes and debt securities issued in connection with the extension of trade creditor by a grantor of a security interest, (D) delivery of Collateral consisting of certificated Equity Interests included in the Collateral, (E) (i) other actions expressly required by this Agreement or the Credit Agreement and (ii) Control Agreements or similar arrangements shall not be required with respect to any Deposit Accounts (except with respect to the Blocked Accounts as defined under the ABL Credit Agreement and the Asset Sale Proceeds Account), Securities Accounts, Commodities Accounts or other Collateral that requires perfection by “control”; and (ii) the Pledgors shall not be required to take any actions outside the United States to create or perfect any security interests in any Collateral (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction).

Section 4.02.                          Representations and Warranties.  Each Pledgor represents and warrants to the Collateral Agent and the Secured Parties that:

(a)                                 Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b)                                 The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Closing Date.  The Uniform Commercial Code financing statements containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in the office specified in Schedule IV constitute all the filings, recordings and registrations (except as set forth in the following clause (c)) that are, as of the Closing Date,  necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing.

(c)                                  Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office.

(d)                                 The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than (i) Permitted Liens having priority either by operation of applicable law or pursuant to the terms of the ABL/Term Loan Intercreditor Agreement or (ii) Permitted Liens which are permitted to have priority pursuant to the terms of the Credit Agreement.

(e)                                  The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens.  None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(f)                                   None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Closing Date except as indicated on Schedule V.

(g)                                  Except as set forth in Schedule VI, as of the Closing Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(h)                                 As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i)                                     The Intellectual Property Collateral set forth on Schedule III includes all of the material Patents, Trademarks and Copyrights owned by such Pledgor as of the date hereof and all of the IP Agreements to which such Pledgor is a party.

(ii)                                  The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect.  Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii)                               Such Pledgor has made or performed in the ordinary course of Pledgor’s business, acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv)                              With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v)                               Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03.                          Covenants.  (a) Each Pledgor agrees to (A) provide at least 10 days’ prior written notice to the Administrative Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure (other than in connection with the Contribution), (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307), in each case only to the extent required for purposes of satisfying the Collateral and Guarantee Requirement.  Each Pledgor agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence.  Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made, or will have been made within any applicable statutory period in order to satisfy the Collateral and Guarantee Requirement and (B) update the schedules attached hereto concurrently with any delivery of an updated Perfection Certificate in accordance with Section 5.04(f) of the Credit Agreement or as otherwise required in order to satisfy the Collateral and Guarantee Requirement.

(b)                                 Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)                                  Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument subject to the ABL/Term Intercreditor Agreement shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(d)                                 After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e)                                  None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement.

(f)                                   At its option after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g)                                  Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.

(h)                                 Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, after the occurrence and during the continuation of an Event of Default, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.03(g), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.04.                          Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)                                 Instruments and Tangible Chattel Paper.  If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)                                 Investment Property.  Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.  If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) as to such security, without further consent of any Pledgor or such nominee or (ii) cause the issuer to register the Collateral Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) as the registered owner of such security.

(c)                                  Commercial Tort Claims.  If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.05.                          Covenants Regarding Patent, Trademark and Copyright Collateral.  Except as permitted by the Credit Agreement:  (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to contractually prohibit its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary to establish and preserve its rights under applicable patent laws.

(b)                                 Each Pledgor will, and will use its commercially reasonable efforts to contractually require its licensees and its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c)                                  Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d)                                 Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)                                  Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark, or Copyright.

(f)                                   Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)                                  In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly take actions as are reasonably appropriate under the circumstances.

Section 4.06.                          ABL/Term Intercreditor Relations.  Notwithstanding anything herein to the contrary, (a) the Pledgors and the Collateral Agent acknowledge that the exercise of certain of the Collateral Agent’s rights and remedies hereunder are subject to the provisions of the ABL/Term Loan Intercreditor Agreement and (b) prior to the Discharge of ABL Priority Claims, any obligation hereunder to physically deliver any ABL Priority Collateral to the Collateral Agent shall be deemed satisfied by the delivery to the ABL Collateral Agent, acting as gratuitous bailee for the Collateral Agent in accordance with the ABL/Term Loan Intercreditor Agreement.  The failure of the Collateral Agent or any other Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of the ABL/Term Loan Intercreditor Agreement or otherwise) shall not constitute a waiver of any such rights and remedies..  In the event of any conflict or inconsistency between the terms of the ABL/Term Loan Intercreditor Agreement and this Agreement regarding the relative priorities of the ABL Collateral Agent, the Collateral Agent and the Second Lien Collateral Agent in the Collateral, the terms of the ABL/Term Loan Intercreditor Agreement shall govern and control.

Section 4.07.                          Term Intercreditor Relations.  Notwithstanding anything herein to the contrary, (a) the Pledgors and the Collateral Agent acknowledge that the exercise of certain of the Collateral Agent’s rights and remedies hereunder are subject to the provisions of the Term Loan Intercreditor Agreement and (b) prior to the Discharge of First Lien Term Priority Claims (as such term is defined in the Term Loan Intercreditor Agreement), any obligation hereunder to physically deliver any First Lien Term Priority Collateral (as such term is defined in the Term Loan Intercreditor Agreement) to the Second Lien Term Loan Agent shall be deemed satisfied by the delivery to the Collateral Agent, acting as gratuitous bailee for the Second Lien Term Loan Agent in accordance with the Term Loan Intercreditor Agreement.  The failure of the Collateral Agent or any other Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of the Term Loan Intercreditor Agreement or otherwise) shall not constitute a waiver of any such rights and remedies. In the event of any conflict or inconsistency between the terms of the Term Loan Intercreditor Agreement and this Agreement regarding the relative priorities of the Collateral Agent and the Second Lien Term Loan Agent in the Collateral, the terms of the Term Loan Intercreditor Agreement shall govern and control.

ARTICLE V

REMEDIES

Section 5.01.                          Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) on demand, and it is agreed that the Collateral Agent shall have the right, subject to applicable law, to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a non-exclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of, removing or selling the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing rights and remedies, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors ten Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  The Collateral, or the portion thereof, to be sold at any such sale may be sold in one lot as an entirety or in separate parcels in the Collateral Agent’s own right or by one or more agents and contractors, upon any premises owned, leased, or occupied by any Pledgor and the Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory to be sold with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor), all as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the

Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Without limiting any other rights of the Collateral Agent granted pursuant to this Agreement, each Pledgor hereby grants to the Collateral Agent, and the representatives and independent contractors of the Collateral Agent, a royalty free, non-exclusive, irrevocable license (such license to be effective upon the occurrence and during the continuance of any Event of Default), to use, apply, and affix any Trademark, trade name, logo, or the like in which any Pledgor now or hereafter has rights, solely in connection with the Collateral Agent’s enforcement of rights or remedies hereunder, including without limitation, in connection with any sale or other disposition of Inventory.  As to each Pledgor, the license granted hereby shall remain in full force and effect until such Pledgor hereunder is released hereunder in accordance with Section 7.15 of this Agreement.

Section 5.02.         Application of Proceeds.

(a)           To the extent required pursuant to the ABL/Term Loan Intercreditor to be applied to First Lien Term Loan Claims (as defined in the ABL/Term Loan Intercreditor), the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the following order of priority:

(i)            first, to all amounts owing to the Collateral Agent or the Administrative Agent pursuant to any of the Loan Documents in its capacity as such in respect of (x) the preservation of Collateral or its security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents;

(ii)           second, to the extent proceeds remain after the application pursuant to preceding clause (i), to all other amounts owing to the Administrative Agent or Collateral Agent pursuant to any of the Loan Documents in its capacity as such;

(iii)          third, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (ii), to an amount equal to the outstanding Obligations shall be paid to the Secured Parties as provided in clause (d) below, with each Secured Party receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its pro rata share of the amount remaining to be distributed; and

(iv)          fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the payment in full of the Obligations, to the relevant Loan Party, their successors or assigns, or as a court of competent jurisdiction may otherwise direct or as otherwise required by the Intercreditor Agreement.

(b)           If any payment to any Secured Party pursuant to this Section 5.02 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Parties, with each Secured Party whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Party and the denominator of which is the unpaid Obligations of all Secured Parties entitled to such distribution.

(c)           Subject to the terms of the applicable Intercreditor Agreement, all payments required to be made hereunder shall be made to the Administrative Agent for the account of such Secured Parties or as the Administrative Agent may otherwise direct in accordance with the Loan Documents.

(d)           For purposes of applying payments received in accordance with this Section 5.02, the Collateral Agent shall be entitled to rely upon (i)  the Administrative Agent and (ii) the applicable Secured Parties with respect to payments of Specified Hedge Agreements or any Cash Management Obligations (which the Administrative Agent and each other Secured Party agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations of the Loan Parties owed to the Secured Parties.

(e)           Subject to the other limitations (if any) set forth herein and in the other Loan Documents, it is understood that the Loan Parties shall remain liable (as and to the extent set forth in herein except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent’s gross negligence or willful misconduct) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations of the Loan Parties.

(f)            It is understood and agreed by each Loan Party that the Collateral Agent shall have no liability for any determinations made by it in this Section 5.02 except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct.  Each Loan Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of each Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

Section 5.03.         Securities Act, Etc.  In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01.         Indemnity.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02.         Contribution and Subrogation.  Subject to Section 2.07, each Guarantor (other than Parent) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Parent) hereunder in respect of any Obligation or assets of any other Guarantor (other than Parent and the Borrower) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

Section 6.03.         Subordination.  (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) until such time as this Agreement has been terminated in accordance with Section 7.15(a).  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Obligations or any Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b)           The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower, any other Guarantor or any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) to the extent subordination is required pursuant to the provisions of Section 6.01(e) of the Credit Agreement, until such time as this Agreement has been terminated in accordance with Section 7.15(a).

ARTICLE VII

MISCELLANEOUS

Section 7.01.         Notices.  All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 7.02.         Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a)

any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03.         Limitation By Law.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04.         Binding Effect; Several Agreement.  This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement or by the Contribution.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.05.         Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that, except with respect to the Contribution, no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.  The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Credit Agreement.  Written notice of resignation by the Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement.  Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 7.06.         Administrative Agent’s Fees and Expenses; Indemnification.   The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement and the provisions of Section 9.05 shall be incorporated by reference herein and apply to each Pledgor mutatis mutandis.

Section 7.07.         Collateral Agent Appointed Attorney-in-Fact  Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08.         APPLICABLE LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09.         Waivers; Amendment.  (a) No failure or delay by the Collateral Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.10.         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11.         Severability.  In the event any one or more of the provisions contained in this Agreement or the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

Section 7.12.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof.  Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

Section 7.13.         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14.         Jurisdiction; Consent to Service of Process.  (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Pledgor, or its properties, in the courts of any jurisdiction.

(b)           Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15.         Termination or Release.  (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations, in each case, that are not yet due and payable and for which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement.

(b)           A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary Loan Party or otherwise ceases to be a Guarantor; provided that such portion of the Lenders as shall be required by the terms of the Credit Agreement to have consented to such transaction (to the extent such consent is required by the Credit Agreement) shall have consented thereto and the terms of such consent did not provide otherwise; provided further to the extent the ABL Security Documents and/or the Second Lien Security Documents are in effect on such date, such Subsidiary Loan Party (and the security interests in the Collateral in respect thereof) shall be released under the ABL Security Documents and/or the Second Lien Security Documents concurrently with the release referred to in this clause (b).

(c)           Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement or pursuant to Section 5.1 of the ABL/Term Loan Intercreditor Agreement, the security interest in such Collateral shall be automatically released; provided to the extent the ABL Security Documents and/or the Second Lien Security Documents are in effect on such date, the security interests in such Collateral shall be released under the ABL Security Documents and/or the Second Lien Security Documents concurrently with the release referred to in this clause (c).

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Collateral Agent shall not be required to take any action under this Section 7.15(d) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents.  Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

Section 7.16.         Additional Subsidiaries.  Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein.  The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement.  The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SF CC INTERMEDIATE HOLDINGS, INC.

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

SMART & FINAL HOLDINGS CORP.

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

CASINO USA, INC.

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

SMART & FINAL INC.

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

SMART & FINAL STORES LLC

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

AMERIFOODS TRADING COMPANY LLC

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

Signature Page to First Lien and Collateral Agreement

PORT STOCKTON FOOD DISTRIBUTORS LLC

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

CASH & CARRY STORES LLC

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

SMART & FINAL LOGISTICS LLC

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Officer

COMMERCE DISTRIBUTION COMPANY LLC

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Chief Financial Office

SMART & FINAL PROPERTIES I LLC

By:	/s/ Richard N. Phegley
Name: Richard N. Phegley
Title: Vice President

Signature Page to First Lien and Collateral Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

By:	/s/ Paul Fossati
Name: Paul Fossati
Title: Authorized Signatory

Signature Page to First Lien and Collateral Agreement

Exhibit I
 to Guarantee and
Collateral Agreement

SUPPLEMENT NO.          dated as of                                    (this “Supplement”), to the First Lien Term Loan Guarantee and Collateral Agreement dated as of [•], 2012 (the “Guarantee and Collateral Agreement”), among SF CC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Parent”), SMART & FINAL STORES LLC, a California limited liability company (the “Borrower”),  each Subsidiary of Parent identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Loan Party”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.            Reference is made to the First Lien Term Loan Credit Agreement dated as of [•], 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Smart & Final Inc., as borrower holdco, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the Collateral Agent for the Lenders, and the other parties thereto.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C.            The Pledgors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans under the Credit Agreement.  Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans (if available under the Credit Agreement) and as consideration for Loans previously made under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, a Guarantor and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Guarantor and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Loan Party, a Guarantor and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, for the benefit of the Secured Parties, a

Exhibit I-1

security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Subsidiary Loan Party,” a “Guarantor,” or a “Pledgor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Agents have executed a counterpart hereof.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5.0 million as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

Exhibit I -2

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Agents have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit I -3

Schedule I
 to Supplement No.        to the
Guarantee and
Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule I-1

Schedule II
 to Supplement No.        to the
Guarantee and
Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule II-1

Schedule III
 to Supplement No.       to the
Guarantee and
Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule III-1